EXHIBIT 23.4

                       KEN ROGERS & ASSOCIATES, LTD.
                       CERTIFIED PUBLIC ACCOUNTANTS
                       A LIMITED LIABILITY COMPANY
           1329 N. University Drive, Nacogdoches, Texas  75961
                              409-564-8186

   Ken Rogers, CPA (Retired)
   Gary Johnson, CPA
   Michael Halls, CPA
   Terre McLemore, CPA
   Kenneth Rodrigues, CPA

                   INDEPENDENT AUDITORS' CONSENT


   THE BOARD OF DIRECTORS
   SECURITY NATIONAL BANK

   We consent to the inclusion and incorporation by reference herein of our following reports: (1) our Compiled Financial Statements dated August 13, 1996, relating to the Statements of Condition of Security National Bank as of June 30, 1996 and 1995, and the related Statements of Income, Changes in Stockholders' Equity, and Cash Flows for the six (6) months then ended; (2) our reports dated January 26, 1996, relating to the Statements of Condition of Security National Bank as of December 31, 1995 and 1994, and the related Statements of Income, Stockholders' Equity, and Cash Flows for each of the years then ended; (3) our reports dated January 13, 1995, relating to the Balance Sheets of Security National Bank as of December 31, 1994 and 1993, and the related Statements of Income, Stockholders' Equity, and Cash Flows for each of the years then ended; (4) our reports dated February 1, 1994, relating to the Balance Sheets of Security National Bank as of December 31, 1993 and 1992, and the related Statements of Income, Stockholders' Equity, and Cash Flows for each of the years then ended, which reports are included herein. We also consent to the reference to our firm under the heading "Experts" in the Prospectus.



   KEN ROGERS & ASSOCIATES, LTD.
   Nacogdoches, Texas
   September 18, 1996